UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 26, 2012

PACIFIC GOLD CORP.

(Exact name of registrant as specified in charter)

Nevada	000- 32629	98-0408708
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

848 N. Rainbow Blvd. #2987 Las Vegas, Nevada 89107	89107
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 416-214-1483

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 – Other Events

Pacific Gold Corp. (the “Company”) announced today that it is holding its annual meeting at Bally’s in Las Vegas, Nevada on November 13, 2012 at 11:00 a.m in the Palace 1 room.  The meeting is open to all shareholders of record as of November 1, 2012.  For entrance to the meeting shareholders should bring their proxy card or a reasonable proof of share ownership.

The Company also announced that a dividend of shares of Pacific Metals Corp. has been approved by the Company’s Board of Directors.  1 share of Pacific Metals will be issued for every 420 shares of PCFG owned by shareholders of record on November 1, 2012.  Payment of shares will be direct to the shareholder’s brokerage account and by mail for those holding share certificates.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pacific Gold Corp.

Date: October 26, 2012	By:	/s/ Robert Landau
Name: Robert Landau
Title: Chief Executive Officer